Exhibit 99

Snap-on Announces Fourth Quarter and Full Year 2016 Results

Diluted EPS of $2.47 for the quarter increases 11.3%;

Operating earnings before financial services of 19.8% of sales in the quarter up 70 basis points;

Fourth quarter sales up 4.5%; Organic sales up 3.6%

KENOSHA, Wis.--(BUSINESS WIRE)--February 2, 2017--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced 2016 operating results for the fourth quarter and full year.

  Sales of $889.8 million in the quarter increased $38.1 million, or 4.5%, from 2015 levels, reflecting a $30.0 million, or 3.6%, organic sales gain and $23.3 million of acquisition-related sales, partially offset by $15.2 million of unfavorable foreign currency translation.
  Operating earnings before financial services of $176.1 million in the quarter improved 70 basis points to 19.8% of sales as compared to $162.3 million, or 19.1% of sales, last year.
  Financial services operating earnings of $51.6 million in the quarter increased $6.6 million, or 14.7%, from 2015 levels; financial services revenue of $74.2 million in the quarter increased 17.6% from 2015 levels.
  Consolidated operating earnings of $227.7 million in the quarter improved 90 basis points to 23.6% of revenues (net sales plus financial services revenue) as compared to $207.3 million, or 22.7% of revenues, last year.
  The fourth quarter effective income tax rate was 30.8% in 2016 and 31.1% in 2015. For the full year, the effective income tax rate of 31.0% compared to 31.7% last year.
  Fourth quarter net earnings of $146.3 million, or $2.47 per diluted share, compared to net earnings of $131.4 million, or $2.22 per diluted share, a year ago.
  Full year sales of $3,430.4 million increased $77.6 million, or 2.3%, from 2015 levels, reflecting a $96.2 million, or 2.9%, organic sales gain and $32.9 million of acquisition-related sales, partially offset by $51.5 million of unfavorable foreign currency translation. Full year net earnings of $546.4 million, or $9.20 per diluted share, compared to net earnings of $478.7 million, or $8.10 per diluted share, last year.

“Our fourth quarter was an encouraging finish to 2016 as we achieved an 11.3% increase in diluted earnings per share, 3.6% organic sales growth, and a 19.8% operating margin before financial services representing a gain of 70 basis points year over year,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “We also concluded two coherent acquisitions in the quarter, Car-O-Liner and Sturtevant Richmont, both of which further enhance and expand Snap-on’s capabilities in serving serious professionals performing critical tasks in workplaces of consequence around the world. In 2017, we expect to make continued progress through our Snap-on Value Creation Processes and, at the same time, advance further along each of our strategic runways for growth: enhance the franchise network, expand with repair shop owners and managers, extend in critical industries and build in emerging markets. As always, I thank our franchisees and associates for their significant contributions to our team. Without their dedication, capability and commitment, the encouraging results of the fourth quarter and the continuing positive trends of the year would not have been possible.”

Quarterly Segment Results

Commercial & Industrial Group segment sales of $286.3 million in the quarter increased $4.5 million, or 1.6%, from 2015 levels, reflecting a $6.5 million, or 2.4%, organic sales gain, $4.2 million of acquisition-related sales and $6.2 million of unfavorable foreign currency translation. The organic sales increase primarily includes gains in the segment’s European-based hand tools business and higher sales to customers in critical industries, largely due to increased sales to the military.

Operating earnings of $43.9 million in the period, including $1.8 million of favorable foreign currency effects, increased $2.0 million from 2015 levels, and the operating margin (operating earnings as a percentage of segment sales) of 15.3% improved 40 basis points from 14.9% a year ago.

Snap-on Tools Group segment sales of $417.5 million in the quarter rose $6.3 million, or 1.5%, from 2015 levels, reflecting a $12.2 million, or 3.0%, organic sales gain in the company’s U.S. and international franchise operations, and $5.9 million of unfavorable foreign currency translation.

Operating earnings of $73.5 million in the period, including $3.8 million of unfavorable foreign currency effects, increased $1.6 million from 2015 levels, and the operating margin of 17.6% improved 10 basis points from 17.5% a year ago.

Repair Systems & Information Group segment sales of $319.8 million in the quarter increased $39.2 million, or 14.0%, from 2015 levels, reflecting a $24.6 million, or 8.9%, organic sales gain, $19.1 million of acquisition-related sales and $4.5 million of unfavorable foreign currency translation. The organic sales increase includes higher sales of diagnostics and repair information products to independent repair shop owners and managers, increased sales to OEM dealerships and higher sales of undercar equipment.

Operating earnings of $82.5 million in the period, including $1.7 million of unfavorable foreign currency effects, increased $10.4 million from 2015 levels, and the operating margin of 25.8% improved 10 basis points from 25.7% a year ago.

Financial Services operating earnings of $51.6 million on revenue of $74.2 million in the quarter compared to operating earnings of $45.0 million on revenue of $63.1 million a year ago.

Corporate expenses of $23.8 million in the quarter compared to expenses of $23.6 million last year.

Outlook

Snap-on expects to make continued progress in 2017 along its defined runways for coherent growth, leveraging capabilities already demonstrated in the automotive repair arena and developing and expanding its professional customer base, not only in automotive repair, but in adjacent markets, additional geographies and other areas, including extending in critical industries, where the cost and penalties for failure can be high. In pursuit of these initiatives, Snap-on expects that capital expenditures in 2017 will be in a range of $80 million to $90 million. Snap-on also anticipates that its full year 2017 effective income tax rate will be comparable to its 2016 full year rate.

Conference Call and Webcast on February 2, 2017, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, February 2, 2017, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit http://www.snapon.com/sna and click on the link to the webcast. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website under the tabs Investor Information / Investor Events / Company Presentations.

Non-GAAP Measures

References in this document to “organic sales” refer to sales from continuing operations calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding acquisition-related sales and the impact of foreign currency translation. Management evaluates the company’s sales performance based on organic sales growth, which primarily reflects growth from the company’s existing businesses as a result of increased output, customer base and geographic expansion, new product development and/or pricing, and excludes sales contributions from acquired operations the company did not own as of the comparable prior-year reporting period. The company’s organic sales disclosures also exclude the effects of foreign currency translation as foreign currency translation is subject to volatility that can obscure underlying business trends. Management believes that the non-GAAP financial measure of organic sales is meaningful to investors as it provides them with useful information to aid in identifying underlying growth trends in our businesses and facilitating comparisons of our sales performance with prior periods.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs to facilitate the sales of its products and support its franchise business. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $3.4 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended January 2, 2016, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Fourth Quarter		Full Year
	2016	2015	2016	2015

Net sales	$889.8	$851.7	$3,430.4	$3,352.8
Cost of goods sold	(445.9)	(439.4)	(1,720.8)	(1,704.5)
Gross profit	443.9	412.3	1,709.6	1,648.3
Operating expenses	(267.8)	(250.0)	(1,054.1)	(1,053.7)
Operating earnings before financial services	176.1	162.3	655.5	594.6

Financial services revenue	74.2	63.1	281.4	240.3
Financial services expenses	(22.6)	(18.1)	(82.7)	(70.1)
Operating earnings from financial services	51.6	45.0	198.7	170.2

Operating earnings	227.7	207.3	854.2	764.8
Interest expense	(13.1)	(13.0)	(52.2)	(51.9)
Other income (expense) – net	(0.3)	(0.5)	(0.6)	(2.4)
Earnings before income taxes and equity earnings	214.3	193.8	801.4	710.5
Income tax expense	(64.9)	(59.3)	(244.3)	(221.2)
Earnings before equity earnings	149.4	134.5	557.1	489.3
Equity earnings, net of tax	0.3	-	2.5	1.3
Net earnings	149.7	134.5	559.6	490.6
Net earnings attributable to noncontrolling interests	(3.4)	(3.1)	(13.2)	(11.9)
Net earnings attributable to Snap-on Inc.	$146.3	$131.4	$546.4	$478.7

Net earnings per share attributable to Snap-on Inc.:
Basic	$2.52	$2.26	$9.40	$8.24
Diluted	2.47	2.22	9.20	8.10

Weighted-average shares outstanding:
Basic	58.0	58.1	58.1	58.1
Effect of dilutive securities	1.3	1.1	1.3	1.0
Diluted	59.3	59.2	59.4	59.1

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Fourth Quarter		Full Year
	2016	2015	2016	2015

Net sales:
Commercial & Industrial Group	$286.3	$281.8	$1,148.3	$1,163.6
Snap-on Tools Group	417.5	411.2	1,633.9	1,568.7
Repair Systems & Information Group	319.8	280.6	1,179.9	1,113.2
Segment net sales	1,023.6	973.6	3,962.1	3,845.5
Intersegment eliminations	(133.8)	(121.9)	(531.7)	(492.7)
Total net sales	$889.8	$851.7	$3,430.4	$3,352.8
Financial Services revenue	74.2	63.1	281.4	240.3
Total revenues	$964.0	$914.8	$3,711.8	$3,593.1

Operating earnings:
Commercial & Industrial Group	$43.9	$41.9	$168.0	$169.4
Snap-on Tools Group	73.5	71.9	281.1	256.0
Repair Systems & Information Group	82.5	72.1	297.8	273.4
Financial Services	51.6	45.0	198.7	170.2
Segment operating earnings	251.5	230.9	945.6	869.0
Corporate	(23.8)	(23.6)	(91.4)	(104.2)
Operating earnings	$227.7	$207.3	$854.2	$764.8
Interest expense	(13.1)	(13.0)	(52.2)	(51.9)
Other income (expense) – net	(0.3)	(0.5)	(0.6)	(2.4)
Earnings before income taxes
and equity earnings	$214.3	$193.8	$801.4	$710.5

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	Fiscal Year End
	2016	2015

Assets
Cash and cash equivalents	$77.6	$92.8
Trade and other accounts receivable – net	598.8	562.5
Finance receivables – net	472.5	447.3
Contract receivables – net	88.1	82.1
Inventories – net	530.5	497.8
Prepaid expenses and other assets	116.5	106.3
Total current assets	1,884.0	1,788.8

Property and equipment – net	425.2	413.5
Deferred income tax assets	72.8	60.4
Long-term finance receivables – net	934.5	772.7
Long-term contract receivables – net	286.7	266.6
Goodwill	895.5	790.1
Other intangibles – net	184.6	195.0
Other assets	39.9	44.0
Total assets	$4,723.2	$4,331.1

Liabilities and Equity
Notes payable and current maturities of long-term debt	$301.4	$18.4
Accounts payable	170.9	148.3
Accrued benefits	52.8	52.1
Accrued compensation	89.8	91.0
Franchisee deposits	66.7	64.4
Other accrued liabilities	307.9	296.0
Total current liabilities	989.5	670.2

Long-term debt	708.8	861.7
Deferred income tax liabilities	13.1	14.3
Retiree health care benefits	36.7	37.9
Pension liabilities	246.5	227.8
Other long-term liabilities	93.4	88.5
Total liabilities	2,088.0	1,900.4

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.4
Additional paid-in capital	317.3	296.3
Retained earnings	3,384.9	2,986.9
Accumulated other comprehensive loss	(498.5)	(364.2)
Treasury stock at cost	(653.9)	(573.7)
Total shareholders' equity attributable to Snap-on Inc.	2,617.2	2,412.7
Noncontrolling interests	18.0	18.0
Total equity	2,635.2	2,430.7
Total liabilities and equity	$4,723.2	$4,331.1

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Fourth Quarter
	2016	2015
Operating activities:
Net earnings	$149.7	$134.5
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	15.7	15.1
Amortization of other intangibles	6.0	6.3
Provision for losses on finance receivables	13.6	9.2
Provision for losses on non-finance receivables	1.4	2.8
Stock-based compensation expense	9.5	10.0
Excess tax benefits from stock-based compensation	-	(3.4)
Deferred income tax provision	13.8	1.1
Loss (gain) on sales of assets	0.3	(2.4)
Changes in operating assets and liabilities, net of effects of acquisitions:
(Increase) decrease in trade and other accounts receivable	(9.8)	0.1
Increase in contract receivables	(1.1)	(3.1)
(Increase) decrease in inventories	(2.8)	23.8
(Increase) decrease in prepaid and other assets	16.6	(0.2)
Decrease in accounts payable	(11.4)	(30.9)
Decrease in accruals and other liabilities	(49.8)	(18.5)
Net cash provided by operating activities	151.7	144.4

Investing activities:
Additions to finance receivables	(223.6)	(215.0)
Collections of finance receivables	170.0	148.2
Capital expenditures	(17.7)	(16.1)
Acquisitions of businesses, net of cash acquired	(160.4)	1.3
Disposals of property and equipment	0.3	3.0
Other	2.1	4.0
Net cash used by investing activities	(229.3)	(74.6)

Financing activities:
Repayments of notes payable	-	(1.5)
Net increase (decrease) in other short-term borrowings	119.4	(51.6)
Cash dividends paid	(41.2)	(35.4)
Purchases of treasury stock	(44.0)	(8.8)
Proceeds from stock purchase and option plans	9.4	1.9
Excess tax benefits from stock-based compensation	-	3.4
Other	(4.0)	(2.9)
Net cash used by financing activities	39.6	(94.9)

Effect of exchange rate changes on cash and cash equivalents	(1.9)	(1.3)
Decrease in cash and cash equivalents	(39.9)	(26.4)

Cash and cash equivalents at beginning of period	117.5	119.2
Cash and cash equivalents at end of year	$77.6	$92.8

Supplemental cash flow disclosures:
Cash paid for interest	$(1.8)	$(1.6)
Net cash paid for income taxes	(71.6)	(67.7)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Full Year
	2016	2015
Operating activities:
Net earnings	$559.6	$490.6
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	61.4	57.8
Amortization of other intangibles	24.2	24.7
Provision for losses on finance receivables	44.0	31.6
Provision for losses on non-finance receivables	7.5	13.6
Stock-based compensation expense	31.0	39.8
Excess tax benefits from stock-based compensation	-	(18.3)
Deferred income tax provision (benefit)	1.3	(5.1)
Loss (gain) on sales of assets	0.2	(2.1)
Changes in operating assets and liabilities, net of effects of acquisitions:
Increase in trade and other accounts receivable	(41.0)	(44.7)
Increase in contract receivables	(31.9)	(34.6)
Increase in inventories	(32.7)	(43.3)
Increase in prepaid and other assets	(11.9)	(28.2)
Increase in accounts payable	16.3	4.7
Increase (decrease) in accruals and other liabilities	(60.7)	10.0
Net cash provided by operating activities	567.3	496.5

Investing activities:
Additions to finance receivables	(915.0)	(844.2)
Collections of finance receivables	671.7	624.8
Capital expenditures	(74.3)	(80.4)
Acquisitions of businesses, net of cash acquired	(160.4)	(11.8)
Disposals of property and equipment	2.2	3.5
Other	2.4	1.7
Net cash used by investing activities	(473.4)	(306.4)

Financing activities:
Proceeds from notes payable	4.5	7.1
Repayments of notes payable	(5.3)	(6.3)
Net increase (decrease) in other short-term borrowings	135.0	(34.8)
Cash dividends paid	(147.5)	(127.9)
Purchases of treasury stock	(120.4)	(110.4)
Proceeds from stock purchase and option plans	41.8	41.6
Excess tax benefits from stock-based compensation	-	18.3
Other	(15.3)	(13.6)
Net cash used by financing activities	(107.2)	(226.0)

Effect of exchange rate changes on cash and cash equivalents	(1.9)	(4.2)
Decrease in cash and cash equivalents	(15.2)	(40.1)

Cash and cash equivalents at beginning of year	92.8	132.9
Cash and cash equivalents at end of year	$77.6	$92.8

Supplemental cash flow disclosures:
Cash paid for interest	$(51.0)	$(50.8)
Net cash paid for income taxes	(247.3)	(191.9)

Non-GAAP Supplemental Data
The following non-GAAP supplemental data is presented for informational purposes to provide readers with insight into the information used by management for assessing the operating performance of Snap-on Incorporated's ("Snap-on") non-financial services ("Operations") and "Financial Services" businesses.

The supplemental Operations data reflects the results of operations and financial position of Snap-on's tools, diagnostic and equipment products, software and other non-financial services operations with Financial Services on the equity method. The supplemental Financial Services data reflects the results of operations and financial position of Snap-on's U.S. and international financial services operations. The financing needs of Financial Services are met through intersegment borrowings and cash generated from Operations; Financial Services is charged interest expense on intersegment borrowings at market rates. Income taxes are charged to Financial Services on the basis of the specific tax attributes generated by the U.S. and international financial services businesses. Transactions between the Operations and Financial Services businesses were eliminated to arrive at the Condensed Consolidated Financial Statements.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Fourth Quarter		Fourth Quarter
	2016	2015	2016	2015

Net sales	$889.8	$851.7	$-	$-
Cost of goods sold	(445.9)	(439.4)	-	-
Gross profit	443.9	412.3	-	-
Operating expenses	(267.8)	(250.0)	-	-
Operating earnings before financial services	176.1	162.3	-	-

Financial services revenue	-	-	74.2	63.1
Financial services expenses	-	-	(22.6)	(18.1)
Operating earnings from financial services	-	-	51.6	45.0

Operating earnings	176.1	162.3	51.6	45.0
Interest expense	(13.1)	(12.8)	-	(0.2)
Intersegment interest income (expense) – net	18.3	16.2	(18.3)	(16.2)
Other income (expense) – net	(0.3)	(0.5)	-	-
Earnings before income taxes and equity earnings	181.0	165.2	33.3	28.6
Income tax expense	(52.6)	(48.8)	(12.3)	(10.5)
Earnings before equity earnings	128.4	116.4	21.0	18.1
Financial services – net earnings
attributable to Snap-on	21.0	18.1	-	-
Equity earnings, net of tax	0.3	-	-	-
Net earnings	149.7	134.5	21.0	18.1
Net earnings attributable to noncontrolling interests	(3.4)	(3.1)	-	-
Net earnings attributable to Snap-on	$146.3	$131.4	$21.0	$18.1

* Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Full Year		Full Year
	2016	2015	2016	2015

Net sales	$3,430.4	$3,352.8	$-	$-
Cost of goods sold	(1,720.8)	(1,704.5)	-	-
Gross profit	1,709.6	1,648.3	-	-
Operating expenses	(1,054.1)	(1,053.7)	-	-
Operating earnings before financial services	655.5	594.6	-	-

Financial services revenue	-	-	281.4	240.3
Financial services expenses	-	-	(82.7)	(70.1)
Operating earnings from financial services	-	-	198.7	170.2

Operating earnings	655.5	594.6	198.7	170.2
Interest expense	(51.9)	(51.4)	(0.3)	(0.5)
Intersegment interest income (expense) – net	72.2	62.7	(72.2)	(62.7)
Other income (expense) – net	(0.7)	(2.4)	0.1	-
Earnings before income taxes and equity earnings	675.1	603.5	126.3	107.0
Income tax expense	(197.7)	(181.9)	(46.6)	(39.3)
Earnings before equity earnings	477.4	421.6	79.7	67.7
Financial services – net earnings
attributable to Snap-on	79.7	67.7	-	-
Equity earnings, net of tax	2.5	1.3	-	-
Net earnings	559.6	490.6	79.7	67.7
Net earnings attributable to noncontrolling interests	(13.2)	(11.9)	-	-
Net earnings attributable to Snap-on	$546.4	$478.7	$79.7	$67.7

* Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Fiscal Year End		Fiscal Year End
	2016	2015	2016	2015

Assets
Cash and cash equivalents	$77.5	$92.7	$0.1	$0.1
Intersegment receivables	15.0	15.9	-	-
Trade and other accounts receivable – net	598.2	562.2	0.6	0.3
Finance receivables – net	-	-	472.5	447.3
Contract receivables – net	7.9	8.0	80.2	74.1
Inventories – net	530.5	497.8	-	-
Prepaid expenses and other assets	122.4	111.5	1.1	1.2
Total current assets	1,351.5	1,288.1	554.5	523.0

Property and equipment – net	423.8	412.1	1.4	1.4
Investment in Financial Services	288.7	251.8	-	-
Deferred income tax assets	49.1	40.6	23.7	19.8
Intersegment long-term notes receivable	584.7	398.7	-	-
Long-term finance receivables – net	-	-	934.5	772.7
Long-term contract receivables – net	11.2	12.1	275.5	254.5
Goodwill	895.5	790.1	-	-
Other intangibles – net	184.6	195.0	-	-
Other assets	47.9	49.9	0.1	1.0
Total assets	$3,837.0	$3,438.4	$1,789.7	$1,572.4

Liabilities and Equity
Notes payable and current maturities of long-term debt	$151.4	$18.4	$150.0	$-
Accounts payable	170.3	148.2	0.6	0.1
Intersegment payables	-	-	15.0	15.9
Accrued benefits	52.8	52.1	-	-
Accrued compensation	85.7	86.9	4.1	4.1
Franchisee deposits	66.7	64.4	-	-
Other accrued liabilities	292.1	277.4	22.8	25.0
Total current liabilities	819.0	647.4	192.5	45.1

Long-term debt and intersegment long-term debt	-	-	1,293.5	1,260.4
Deferred income tax liabilities	13.1	14.1	-	0.2
Retiree health care benefits	36.7	37.9	-	-
Pension liabilities	246.5	227.8	-	-
Other long-term liabilities	86.5	80.5	15.0	14.9
Total liabilities	1,201.8	1,007.7	1,501.0	1,320.6

Total shareholders' equity attributable to Snap-on	2,617.2	2,412.7	288.7	251.8
Noncontrolling interests	18.0	18.0	-	-
Total equity	2,635.2	2,430.7	288.7	251.8
Total liabilities and equity	$3,837.0	$3,438.4	$1,789.7	$1,572.4

* Snap-on with Financial Services on the equity method.

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski
262/656-6121
or
Media:
Richard Secor
262/656-5561